                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A into the Company's previously filed Registration Statements (File No. 000-26076, File No. 333-58135, File No. 333-12257, File No. 333-12255, File No. 333-43047, File No. 333-31569, File No.
333-31571 and File No. 333-26427).


Baltimore, Maryland,
April 17, 2001